Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement	Distribution Date:	09/17/2012
	Period Type:	Revolving

(i)		Monthly Principal Distributed	0.00	0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	267,680.88
		Class B Note Interest Requirement	41,380.28
		Net Class C Note Interest Requirement	88,264.05	397,325.21

(iii)		Collections of Principal Receivables		174,484,200.73

(iv)		Collections of Finance Charge Receivables		11,546,627.45

(v)		Aggregate Amount of Principal Receivables		1,194,855,422.89
		Investor Interest		725,000,000.00
		Adjusted Interest		725,000,000.00
		Floating Investor Percentage		60.68%
		Fixed Investor Percentage		60.68%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days		98.10%
		30 to 59 days		0.56%
		60 to 89 days		0.43%
		90 or more days		0.91%
		Total Receivables		100.00%

(vii)		Investor Default Amount		2,591,982.24

(viii)		Investor Charge-Offs		0.00

(ix)		Reimbursed Investor Charge-Offs		0.00

(x)		Net Investor Servicing Fee		302,083.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)		14.51%

(xii)		Reallocated Principal Collections		0.00

(xiii)		Accumulation Shortfall		0.00

(xiv)		Principal Funding Investment Proceeds		0.00

(xv)		Principal Funding Investment Shortfall		0.00

(xvi)		Available Investor Finance Charge Collections		10,942,460.78

(xvii)	Note Rate	Class A	0.47950%

		Class B	0.88950%

		Class C	1.48950%

(xviii)	Spread Account			7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President